Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Second Quarter 2019 Results

NASHVILLE, Tenn. (August 6, 2019) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Results (As Compared to Second Quarter 2018):

•	Same-Store RevPAR Increased 1.4% and Same-Store Total RevPAR Increased 1.6%

•	Consolidated Net Income Available to Common Shareholders Decreased 11.1% to $49.4 Million

•	Consolidated Adjusted EBITDAre Increased 27.1% to $144.5 Million

•	Funds From Operations Available to Common Shareholders Increased 10.2% to $94.2 Million; Adjusted Funds From Operations Available to Common Shareholders Increased 12.4% to $104.3 Million

•	Same-Store Gross Room Night Bookings of 503,839 Room Nights for All Future Years

•	Increases Full Year Guidance

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “We are very pleased with our second quarter results, as we continue to outperform our sector. We knew coming into the year that, on a year-over-year basis, the second quarter would be a modest performer for us given the group travel patterns during this time period. Our second quarter bookings were in line with our expectations and we are pleased with how our sales production funnel continues to build. Our unique group-focused hotel portfolio, strong advanced group bookings, recent capital investments, and the early performance of the Gaylord Rockies is really setting the stage for strong results in 2020 and beyond.

Not to be outdone, our Entertainment business also had a very good second quarter, thanks to strong performances at our Nashville-based attractions and the continued positive reception of our Ole Red brand. As we close the first half of 2019 and look out over the remainder of the year, we are pleased that our unique business model and approach to capital deployment continues to create long-term value for our shareholders. As such, we are increasing our full year guidance for both the Hospitality and Entertainment segments.”

Second Quarter 2019 Results (As Compared to Second Quarter 2018):

Consolidated Results

Consolidated Results ($ in thousands, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% r	2019	2018	% r
Total Revenue	$407,719	$333,934	22.1%	$778,494	$622,304	25.1%

Operating Income	$85,316	$76,699	11.2%	$139,280	$122,643	13.6%
Operating Income margin	20.9%	23.0%	-2.1pt	17.9%	19.7%	-1.8pt

Net Income available to common shareholders	$49,383	$55,546	-11.1%	$78,791	$82,885	-4.9%
Net Income available to common shareholders margin	12.1%	16.6%	-4.5pt	10.1%	13.3%	-3.2pt
Net Income available to common shareholders per diluted share	$0.95	$1.08	-12.0%	$1.52	$1.61	-5.6%

Adjusted EBITDAre	$144,530	$113,689	27.1%	$259,387	$195,416	32.7%
Adjusted EBITDAre margin	35.4%	34.0%	1.4pt	33.3%	31.4%	1.9pt
Adjusted EBITDAre, excluding noncontrolling interest	$135,756	$113,689	19.4%	$245,015	$195,416	25.4%
Adjusted EBITDAre, excluding noncontrolling interest margin	33.3%	34.0%	-0.7pt	31.5%	31.4%	0.1pt

Funds From Operations (FFO) available to common shareholders	$94,198	$85,509	10.2%	$167,877	$141,901	18.3%
FFO available to common shareholders per diluted share	$1.82	$1.66	9.6%	$3.24	$2.76	17.4%

Adjusted FFO available to common shareholders	$104,300	$92,761	12.4%	$182,057	$153,648	18.5%
Adjusted FFO available to common shareholders per diluted share	$2.01	$1.80	11.7%	$3.51	$2.99	17.4%

Note: For the Company’s definitions of Operating Income margin, Net Income available to common shareholders margin, Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest, Adjusted EBITDAre, excluding noncontrolling interest margin, FFO available to common shareholders, and Adjusted FFO available to common shareholders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders to Net Income, see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition,” “Adjusted FFO available to common shareholders Definition” and “Supplemental Financial Results” below.

Hospitality Segment Results

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% r	2019	2018	% r
Hospitality Revenue	$357,129	$291,756	22.4%	$694,639	$556,867	24.7%

Same-Store Hospitality Revenue (1)	$301,693	$291,756	3.4%	$593,960	$556,867	6.7%

Hospitality Operating Income	$79,179	$76,149	4.0%	$138,808	$129,648	7.1%
Hospitality Operating Income margin	22.2%	26.1%	-3.9pt	20.0%	23.3%	-3.3pt
Hospitality Adjusted EBITDAre	$133,200	$107,841	23.5%	$247,497	$192,936	28.3%
Hospitality Adjusted EBITDAre margin	37.3%	37.0%	0.3pt	35.6%	34.6%	1.0pt

Same-Store Hospitality Operating Income (1)	$77,955	$76,149	2.4%	$146,354	$129,648	12.9%
Same-Store Hospitality Operating Income margin (1)	25.8%	26.1%	-0.3pt	24.6%	23.3%	1.3pt
Same-Store Hospitality Adjusted EBITDAre (1)	$109,555	$107,841	1.6%	$209,425	$192,936	8.5%
Same-Store Hospitality Adjusted EBITDAre margin (1)	36.3%	37.0%	-0.7pt	35.3%	34.6%	0.7pt

Hospitality Performance Metrics
Occupancy	78.0%	79.0%	-1.0pt	75.2%	76.4%	-1.2pt
Average Daily Rate (ADR)	$201.58	$200.16	0.7%	$201.34	$197.72	1.8%
RevPAR	$157.29	$158.13	-0.5%	$151.33	$151.11	0.1%
Total RevPAR	$388.18	$378.94	2.4%	$379.60	$366.97	3.4%

Same-Store Hospitality Performance Metrics (1)
Occupancy	79.7%	79.0%	0.7pt	77.5%	76.4%	1.1pt
Average Daily Rate (ADR)	$201.24	$200.16	0.5%	$201.43	$197.72	1.9%
RevPAR	$160.39	$158.13	1.4%	$156.02	$151.11	3.2%
Total RevPAR	$385.10	$378.94	1.6%	$381.18	$366.97	3.9%

Gross Definite Rooms Nights Booked (1)	503,839	644,472	-21.8%	838,018	1,116,208	-24.9%
Net Definite Rooms Nights Booked (1)	386,075	500,653	-22.9%	623,531	845,293	-26.2%
Group Attrition (as % of contracted block) (1)	13.0%	15.6%	-2.6pt	13.3%	14.5%	-1.2pt
Cancellations ITYFTY (1)(2)	8,883	6,280	41.4%	31,733	21,365	48.5%

(1)	Excludes Gaylord Rockies, which opened in December 2018.
(2)	“ITYFTY” represents In The Year For The Year.

Note: Hospitality and Same-Store Hospitality results include approximately 4,600 room nights out of service during second quarter 2019 and approximately 20,250 room nights out of service in the six months ended 6/30/2019 related to Gaylord Opryland renovations project.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR, Other RevPAR, and Total RevPAR” below. Property-level results and operating metrics for second quarter 2019 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income, and property-level Adjusted EBITDAre to property-level Operating Income for each of the hotel properties.

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% r	2019	2018	% r
Revenue	$98,987	$94,915	4.3%	$187,945	$177,660	5.8%
Operating Income	$31,112	$28,930	7.5%	$52,858	$48,725	8.5%
Operating Income margin	31.4%	30.5%	0.9pt	28.1%	27.4%	0.7pt
Adjusted EBITDAre	$39,765	$37,798	5.2%	$70,008	$66,350	5.5%
Adjusted EBITDAre margin	40.2%	39.8%	0.4pt	37.2%	37.3%	-0.1pt

Occupancy	81.3%	81.4%	-0.1pt	77.7%	76.9%	0.8pt
Average daily rate (ADR)	$198.41	$193.54	2.5%	$195.15	$192.07	1.6%
RevPAR	$161.23	$157.55	2.3%	$151.72	$147.62	2.8%
Total RevPAR	$376.65	$361.16	4.3%	$359.55	$339.87	5.8%

Gaylord Opryland Highlights for Second Quarter 2019 (As Compared to Second Quarter 2018):

•

Gaylord Opryland quarterly results were positively impacted by the mid-May opening of the outdoor portion of the SoundWaves water attraction as well as a $2.7 million increase in attrition and cancellation fees. The fee revenue increase was primarily attributed to two large groups, one of which cancelled their meeting and another who utilized fewer rooms than its contractual obligation.

•

Operating income and Adjusted EBITDAre increased by 7.5% and 5.2%, respectively, as the property produced solid profitability flow through despite the negative impact of higher employment and utility costs.

•

The hotel is undergoing a planned renovation of the Magnolia section, resulting in approximately 4,600 room nights out of service during second quarter 2019. The renovation project is anticipated to be complete in the fourth quarter 2019, and is currently on time and on budget.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2019	2018	% r	2019	2018	% r
Revenue	$47,357	$50,274	-5.8%	$107,273	$108,170	-0.8%

Operating Income	$8,380	$10,376	-19.2%	$25,980	$26,624	-2.4%
Operating Income margin	17.7%	20.6%	-2.9pt	24.2%	24.6%	-0.4pt
Adjusted EBITDAre	$14,440	$16,422	-12.1%	$38,059	$38,707	-1.7%
Adjusted EBITDAre margin	30.5%	32.7%	-2.2pt	35.5%	35.8%	-0.3pt

Occupancy	76.9%	80.8%	-3.9pt	79.8%	81.5%	-1.7pt
Average daily rate (ADR)	$197.56	$188.15	5.0%	$205.72	$199.48	3.1%
RevPAR	$151.91	$152.01	-0.1%	$164.18	$162.67	0.9%
Total RevPAR	$367.51	$390.16	-5.8%	$418.55	$422.05	-0.8%

Gaylord Palms Highlights for Second Quarter 2019 (As Compared to Second Quarter 2018):

•

Gaylord Palms quarterly results were largely impacted by a decline in catering and banquet spending due to a quarter over quarter shift in group mix. Food and beverage revenue declined by 12.6% during the quarter compared to the second quarter of 2018. This decline in catering and banquet spending was planned for and anticipated coming into the year. Given the groups on the books for the remainder of 2019, we expect this to be isolated to the second quarter 2019.

•

The broader Orlando meetings market was challenged as the level of city-wide meetings during second quarter 2019 was soft, particularly during June. However, Gaylord Palms grew its share of the Orlando RevPAR market by 4.7% compared to its competitive set during second quarter 2019 and 3.3% overall for the year to date.

•

Forward bookings for the Gaylord Palms expansion are underway and tracking in-line with forward bookings levels similar to those for the Gaylord Texan expansion during the same time period. Phase I of the Gaylord Palms expansion, the parking structure, was completed during the quarter and the rooms and meeting space expansion officially broke ground in June 2019.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% r	2019	2018	% r
Revenue	$69,326	$58,611	18.3%	$141,365	$116,968	20.9%
Operating Income	$19,287	$14,953	29.0%	$41,641	$28,985	43.7%
Operating Income margin	27.8%	25.5%	2.3pt	29.5%	24.8%	4.7pt
Adjusted EBITDAre	$26,032	$21,498	21.1%	$55,030	$42,112	30.7%
Adjusted EBITDAre margin	37.6%	36.7%	0.9pt	38.9%	36.0%	2.9pt

Occupancy	77.4%	73.0%	4.4pt	77.6%	74.6%	3.0pt
Average daily rate (ADR)	$189.46	$194.82	-2.8%	$193.84	$194.87	-0.5%
RevPAR	$146.62	$142.18	3.1%	$150.48	$145.47	3.4%
Total RevPAR	$419.97	$386.67	8.6%	$430.55	$406.75	5.9%

Gaylord Texan Highlights for Second Quarter 2019 (As Compared to Second Quarter 2018):

•

Gaylord Texan quarterly results continue to outperform our expectations and are largely driven by the rooms and meeting space expansion completed in May 2018. Total revenue increased 18.3% to $69.3 million, driven by an increase of over 17,000-room nights sold in the quarter and a substantial increase in outside the room spending compared to the prior year quarter. Notably, Corporate and Transient room nights sold in the quarter increased by 20.4% and 26.9%, respectively.

•	Occupancy increased by 440 basis points to 77.4%, despite the 8.9% year-over-year increase in total room nights available, as a result of the expansion.

•

Food and beverage revenue increased by 25.6%, driven by higher group room nights sold and the related increase in banquet spending. RevPAR and Total RevPAR increased by 3.1% and 8.6%, respectively, benefitting from the strength in group demand.

•

Operating income and Adjusted EBITDAre increased by 29.0% and 21.1%, respectively, driven by catering revenue increases, which was partially offset by higher property taxes and certain other miscellaneous expenses.

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% r	2019	2018	% r
Revenue	$78,128	$79,687	-2.0%	$143,758	$140,443	2.4%
Operating Income	$17,044	$19,529	-12.7%	$23,278	$22,846	1.9%
Operating Income margin	21.8%	24.5%	-2.7pt	16.2%	16.3%	-0.1pt
Adjusted EBITDAre	$26,510	$29,072	-8.8%	$42,303	$41,915	0.9%
Adjusted EBITDAre margin	33.9%	36.5%	-2.6pt	29.4%	29.8%	-0.4pt

Occupancy	81.4%	78.6%	2.8pt	76.7%	74.7%	2.0pt
Average daily rate (ADR)	$223.66	$227.17	-1.5%	$221.19	$213.54	3.6%
RevPAR	$181.95	$178.46	2.0%	$169.61	$159.46	6.4%
Total RevPAR	$430.14	$438.72	-2.0%	$397.92	$388.74	2.4%

Gaylord National Highlights for Second Quarter 2019 (As Compared to Second Quarter 2018):

•

Gaylord National results, similar to the Gaylord Palms, were impacted this quarter by a decline in catering and banquet spending as compared to second quarter 2018. Total revenue for second quarter 2019 decreased 2.0% to $78.1 million, while food and beverage revenue decreased 4.7% during the quarter. The decline in catering and banquet revenue compared to prior year was driven by groups hosted during the quarter spending below historical averages, as well as two groups with significant banquet spending not repeating in 2019.

•

The property continued to shift its transient sales strategy towards higher-rated leisure customers who value the “all under one roof” resort experience. As a result, this effort contributed to a 16.0% increase in Transient ADR in the second quarter compared to the prior year quarter.

•

RevPAR increased by 2.0% in the quarter, benefitting from the increase in occupancy as well as the improvement in Transient mix. Total RevPAR declined by 2.0% in the quarter as a result of lower food and beverage spending and a decrease in collection of attrition and cancellation fees.

•

Operating income and Adjusted EBITDAre decreased 12.7% and 8.8%, respectively, driven primarily by the decline in outside the room spending and lower attrition and cancellation fee collections. Higher wage and benefit costs also negatively impacted results.

Gaylord Rockies (1)

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% r	2019		2018	% r
Revenue	$55,436	—	—		$100,679	—	—
Operating Income/(Loss) (2)	$1,224	—	—	-$	7,546	—	—
Operating Income/Loss margin	2.2%	—	—		-7.5%	—	—
Adjusted EBITDAre (2)	$23,645	—	—		$38,072	—	—
Adjusted EBITDAre margin	42.7%	—	—		37.8%	—	—

Occupancy	68.4%	—	—		62.0%	—	—
Average daily rate (ADR)	$203.83	—	—		$200.71	—	—
RevPAR	$139.49	—	—		$124.39	—	—
Total RevPAR	$405.86	—	—		$370.58	—	—

(1)	Gaylord Rockies opened in December 2018, therefore there are no comparison figures for the 2019 periods.
(2)

Operating income/(loss) and Adjusted EBITDAre for Gaylord Rockies for the 2019 periods exclude asset management fees paid to the Company during the the three months and six months ended June 30, 2019 of $0.5 million and $1.0 million, respectively.

Reed continued, “The performance of the newly opened Gaylord Rockies continues to exceed our expectations, and I am pleased to report this hotel operated at a 78% occupancy level in June, just six months after opening its doors. The feedback we have received from meeting planners has been encouraging, and we are pleased with the reception and interest we are getting from both groups and transient customers. The recently completed property-level refinancing sets the hotel up well for the future, and ensures we have the financing in place should we move forward with a 300-room expansion. We anticipate a decision to be made to move forward on the project by the end of 2019 or early 2020. As much of our industry peer group seems to be struggling to identify attractive investment opportunities, we continue to invest in our existing assets for the future, further differentiating us from our hospitality REIT peers.”

Entertainment Segment

For the three and six months ended June 30, 2019 and 2018, the Company reported the following:

Entertainment Segment Results

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2019	2018	% r	2019	2018	% r
Revenue	$50,590	$42,178	19.9%	$83,855	$65,437	28.1%
Operating Income	$14,639	$8,638	69.5%	$18,375	$9,920	85.2%
Operating Income margin	28.9%	20.5%	8.4pt	21.9%	15.2%	6.7pt
Adjusted EBITDAre	$17,882	$11,759	52.1%	$25,765	$14,932	72.5%
Adjusted EBITDAre margin	35.3%	27.9%	7.4pt	30.7%	22.8%	7.9pt

Reed continued, “Our Entertainment business continued its strong performance this quarter in Nashville, led by the Grand Ole Opry and the Ryman Auditorium. Our quarterly results also benefited from a strong start in Gatlinburg, Tennessee, which is home to our newest Ole Red location. With our Ole Red Orlando development beginning to take shape, and our other operating locations continuing to track in line with our expectations, we are energized by the opportunity we have to interact with country lifestyle consumers through this brand. We are similarly excited by the potential to reach an even greater number of fans through our recently announced joint venture with Gray Television to create a multi-platform country lifestyle television channel that will showcase our assets and the talented artists who play our venues. This channel is set to launch in early 2020, and we look forward to sharing more details in the months ahead.”

Corporate and Other Segment

For the three and six months ended June 30, 2019 and 2018, the Company reported the following:

Corporate and Other Segment Results

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2019	2018	% r	2019	2018	% r
Operating Loss	($8,502)	($8,088)	-5.1%	($17,903)	($16,925)	-5.8%
Adjusted EBITDAre	($6,552)	($5,911)	-10.8%	($13,875)	($12,452)	-11.4%

Corporate and Other Segment Operating Loss and Adjusted EBITDAre for the 2019 periods include increases in administrative and employment costs associated with supporting the Company’s growth initiatives in its Hospitality and Entertainment segments.

Dividend Update

The Company paid its second quarter 2019 cash dividend of $0.90 per share of common stock on July 15, 2019 to stockholders of record on June 28, 2019. It is the Company’s current plan to distribute total 2019 annual dividends of approximately $3.60 per share in cash in equal quarterly payments with the remaining payments occurring in October of 2019 and January of 2020. Any future dividend is subject to the Board of Director’s determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of June 30, 2019, the Company had total debt outstanding of $2,494.1 million, net of unamortized deferred financing costs, and unrestricted cash of $103.8 million. Total debt outstanding includes $540.5 million of Gaylord Rockies joint venture debt and short-term loans, net of unamortized deferred financing costs. As of June 30, 2019, $529.0 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued approximately $1.0 million in letters of credit, which left $170.0 million of availability for borrowing under the credit facility.

Subsequent Events

Gaylord Rockies Refinancing

On July 2, 2019, the joint venture that owns the Gaylord Rockies Resort & Convention Center successfully completed the refinancing of its prior construction loan and mezzanine loan, which were scheduled to mature in December 2019. The new loan consists of an $800 million secured term loan facility and the option for an additional $80 million of borrowing capacity should the Gaylord Rockies joint venture decide to pursue a future expansion of the Gaylord Rockies. The new loan matures in July 2023 with three, one-year extension options and bears interest at LIBOR plus 2.50%. Concurrent with the loan closing, the Gaylord Rockies joint venture entered into an interest rate swap to fix the LIBOR portion of the interest rate at 1.65% for the first three years of the loan for an all-in rate of 4.15%. The Gaylord Rockies joint venture used the loan proceeds to repay the construction and mezzanine loans and, after repayment of expenses, distributed excess proceeds to its owners. The Company, which owned 61.2% of the Gaylord Rockies joint venture at the time of refinancing, received a distribution of approximately $153 million, which it used to repay a portion of its outstanding indebtedness under its revolving credit facility, leaving approximately $347.0 million of availability for borrowing at July 31, 2019.

Purchase of Gaylord Rockies Interest

On July 31, 2019, an affiliate of Ares Management, L.P., sold 0.9% of its remaining 1.4% interest in the Gaylord Rockies joint venture to the Company and 0.5% of its remaining interest to an affiliate of RIDA Development Corporation. The Company paid $5.5 million (net of closing true-ups) for the 0.9% interest. The transaction is not expected to have a material impact to the Company’s financial results. Subsequent to this transaction, the Company owns a 62.1% equity interest in the Gaylord Rockies joint venture.

Guidance

The Company is updating its outlook for 2019 based on current information as of August 6, 2019. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

($ in millions, except per share figures)	Guidance Full Year 2019		Prior Guidance Full Year 2019		Variance to Prior Midpoint
	Low	High	Low	High
Same-Store Hospitality RevPAR (1)	3.0%	4.0%	2.0%	4.0%	0.5pt
Same-Store Hospitality Total RevPAR (1)	3.5%	4.5%	3.0%	4.5%	0.3pt

Net Income (2)(3)	$130.7	$134.3	$129.2	$133.5	$1.2

Adjusted EBITDAre
Same-Store Hospitality (1)	$396.0	$404.0	$394.0	$404.0	$1.0
Gaylord Rockies	80.0	84.0	79.0	83.0	1.0

Hospitality (2)	$476.0	$488.0	$473.0	$487.0	$2.0

Entertainment	52.0	56.0	48.0	52.0	4.0
Corporate and Other	(29.0)	(28.0)	(28.0)	(26.0)	(1.5)

Consolidated Adjusted EBITDAre (2)	$499.0	$516.0	$493.0	$513.0	$4.5

Consolidated Adjusted EBITDAre, excl. noncontrolling interest (3)	$468.7	$484.2	$463.1	$481.5	$4.2

Net Income available to common shareholders (3)	$140.0	$150.3	$139.0	$149.2	$1.1

Funds from Operations (FFO) available to common shareholders (3)	$316.1	$331.2	$314.0	$329.6	$1.9
Adjusted FFO available to common shareholders (3)	$344.2	$361.3	$338.8	$355.6	$5.6

Diluted Income per share available to common shareholders (3)	$2.69	$2.89	$2.67	$2.86	$0.03

Estimated Diluted Shares Outstanding	52.1	52.1	52.1	52.1	—

(1)

Same-Store Hospitality segment guidance excludes Gaylord Rockies results and assumes approximately 32,000 room nights out of service in 2019 due to the renovation of rooms at Gaylord Opryland. The out of service rooms is included in the total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).

(2)

Includes fully consolidated results from Gaylord Rockies. As of June 30, 2019, the Company owned a 61.2% equity interest in, and is the managing member of, the Gaylord Rockies joint venture. In late July 2019, the Company purchased an additional 0.9% interest in the Gaylord Rockies joint venture (as described under “Subsequent Events: Purchase of Gaylord Rockies Interest” in this earnings release); as a result, the Company currently owns a 62.1% equity interest in the Gaylord Rockies joint venture.

(3)	Excludes impact of any debt refinancing other than the recently completed Gaylord Rockies refinancing that closed in July 2019.

Note: For reconciliations of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest to Net Income and reconciliation of FFO available to common shareholders, and Adjusted FFO available to common shareholders guidance to Net Income available to common shareholders and reconciliations of segment Adjusted EBITDAre guidance to segment Operating Income, see “Reconciliations of Forward-Looking Statements,” below.

Reed concluded, “As we pass the mid-year mark for 2019, I am pleased with how our businesses have performed thus far and the returns we are seeing from the capital investments made over the past few years. Given our performance across our Hospitality and Entertainment segments coupled with our expectations for the second half of this year, we are increasing our full year guidance. Our Hospitality segment continues to provide industry-leading results and we remain confident in our ability to capitalize on the strength of the group market and believe we will continue to outperform the broader hospitality sector. Furthermore, our Entertainment segment is off to a stellar start and we expect this performance to carry through the remainder of this year. We are lowering estimates for the Corporate segment to account for increases in administrative and employment costs associated with supporting the Company’s growth initiatives across its Hospitality and Entertainment segments.”

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 11:30 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 8,114 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. The Company is a joint venture owner of the 1,501-room Gaylord Rockies Resort & Convention Center, which is also managed by Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; 650 AM WSM, the Opry’s radio home; and Ole Red, a country lifestyle and entertainment brand. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO available to common shareholders and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR, Other RevPAR, and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate other revenue per available room (“Other RevPAR”) for our hotels by dividing all non-room revenue (food & beverage and other ancillary services revenue) by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. Same-Store Hospitality RevPAR and Same-Store Hospitality Total RevPAR do not include the Gaylord Rockies.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue. Same-Store Operating Income Margin does not include the Gaylord Rockies.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges that do not meet the NAREIT definition above; any transaction costs of completed acquisitions; interest income on bonds; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures, and any other adjustments we have identified in this release. We then exclude noncontrolling interests in joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and adjustments for certain additional items provide useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Same-Store Hospitality Adjusted EBITDAre does not include the Gaylord Rockies.

Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest by GAAP consolidated Total Revenue. We calculate consolidated, segment, or property-level Adjusted EBITDAre Margin by dividing segment, or property-level Adjusted EBITDAre by consolidated, segment, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable. Same-Store Adjusted EBITDAre Margin does not include the Gaylord Rockies.

Adjusted FFO available to common shareholders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (not including right-of-use amortization), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. The clarifications did not change our calculation of FFO available to common shareholders and Adjusted FFO available to common shareholders for any historical period. To calculate Adjusted FFO available to common shareholders, we then exclude, to the extent the following adjustments occurred during the periods presented, right-of-use asset amortization, impairment charges that do not meet the NAREIT definition above; right-of-use asset amortization, write-offs of deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, transaction costs on completed acquisitions, deferred income tax expense (benefit), and (gains) losses on extinguishment of debt. FFO available to common shareholders and Adjusted FFO available to common shareholders (presented for 2019) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company.

We believe that the presentation of FFO available to common shareholders and Adjusted FFO available to common shareholders provide useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use FFO available to common shareholders and Adjusted FFO available to common shareholders as measures in determining our results after considering the impact of our capital structure. A reconciliation of Net Income (loss) to FFO available to common shareholders and a reconciliation of Net Income (loss) available to common shareholders to Adjusted FFO available to common shareholders are set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders, and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and Adjusted FFO available to common shareholders may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:

Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2019	2018	2019	2018
Revenues :
Rooms	$144,704	$121,745	$276,916	$229,309
Food and beverage	173,030	141,053	344,173	273,992
Other hotel revenue	39,395	28,958	73,550	53,566
Entertainment	50,590	42,178	83,855	65,437

Total revenues	407,719	333,934	778,494	622,304

Operating expenses:
Rooms	36,099	30,059	71,068	58,987
Food and beverage	90,680	72,394	182,039	144,372
Other hotel expenses	90,527	76,733	181,466	152,615
Management fees	10,399	8,635	20,155	15,765

Total hotel operating expenses	227,705	187,821	454,728	371,739
Entertainment	33,059	30,254	58,700	49,620
Corporate	8,110	7,640	17,114	15,969
Preopening costs	(24)	1,525	2,110	3,672
Depreciation and amortization	53,553	29,995	106,562	58,661

Total operating expenses	322,403	257,235	639,214	499,661

Operating income	85,316	76,699	139,280	122,643

Interest expense, net of amounts capitalized	(33,492)	(19,625)	(65,579)	(36,354)
Interest income	2,970	2,766	5,878	5,519
Income (loss) from joint ventures	(167)	1,346	(167)	(1,242)
Other gains and (losses), net	(111)	36	(252)	204

Income before income taxes	54,516	61,222	79,160	90,770

Provision for income taxes	(8,232)	(5,676)	(10,206)	(7,885)

Net income	46,284	55,546	68,954	82,885

Net loss attributable to noncontrolling interest in consolidated joint venture	3,099	—	9,837	—

Net income available to common shareholders	$49,383	$55,546	$78,791	$82,885

Basic income per share available to common shareholders	$0.96	$1.08	$1.53	$1.62

Diluted income per share available to common shareholders	$0.95	$1.08	$1.52	$1.61

Weighted average common shares for the period:
Basic	51,440	51,303	51,395	51,259
Diluted	51,826	51,476	51,830	51,459

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Jun. 30, 2019	Dec. 31, 2018
ASSETS:
Property and equipment, net of accumulated depreciation	$3,134,206	$3,149,095
Cash and cash equivalents - unrestricted	103,842	103,437
Cash and cash equivalents - restricted	65,252	45,652
Notes receivable	113,275	122,209
Trade receivables, net	90,532	67,923
Deferred income taxes, net	32,372	40,557
Prepaid expenses and other assets	85,310	78,240
Intangible assets	227,128	246,770

Total assets	$3,851,917	$3,853,883

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and finance lease obligations	$2,494,103	$2,441,895
Accounts payable and accrued liabilities	244,418	274,890
Dividends payable	47,207	45,019
Deferred management rights proceeds	176,879	174,026
Operating lease liabilities	104,718	—
Other liabilities	61,850	161,043
Noncontrolling interest in consolidated joint venture	287,718	287,433
Stockholders’ equity	435,024	469,577

Total liabilities and stockholders’ equity	$3,851,917	$3,853,883

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2019		2018		2019		2018
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$407,719		$333,934		$778,494		$622,304
Net income	$46,284	11.4%	$55,546	16.6%	$68,954	8.9%	$82,885	13.3%
Interest expense, net	30,522		16,859		59,701		30,835
Provision for income taxes	8,232		5,676		10,206		7,885
Depreciation & amortization	53,553		29,995		106,562		58,661
Loss on disposal of assets	5		149		5		149
Pro rata EBITDAre from unconsolidated joint ventures	(2)		(55)		(2)		310

EBITDAre	138,594	34.0%	108,170	32.4%	245,426	31.5%	180,725	29.0%
Preopening costs	(24)		1,525		2,110		3,672
Non-cash ground lease expense	1,249		1,290		2,472		2,534
Equity-based compensation expense	1,935		2,006		3,961		3,929
Interest income on Gaylord National & Gaylord Rockies bonds	2,607		2,659		5,249		5,313
Pro rata adjusted EBITDAre from unconsolidated joint ventures	169		(1,961)		169		(757)

Adjusted EBITDAre	$144,530	35.4%	$113,689	34.0%	$259,387	33.3%	$195,416	31.4%

Adjusted EBITDAre of noncontrolling interest	(8,774)		—		(14,372)		—

Adjusted EBITDAre, excluding noncontrolling interest	$135,756	33.3%	$113,689	34.0%	$245,015	31.5%	$195,416	31.4%

Hospitality segment
Revenue	$357,129		$291,756		$694,639		$556,867
Operating income	$79,179	22.2%	$76,149	26.1%	$138,808	20.0%	$129,648	23.3%
Depreciation & amortization	50,331		27,233		100,464		53,433
Preopening costs	(86)		553		639		2,047
Non-cash lease expense	1,169		1,247		2,337		2,495
Interest income on Gaylord National & Gaylord Rockies bonds	2,607		2,659		5,249		5,313

Adjusted EBITDAre	$133,200	37.3%	$107,841	37.0%	$247,497	35.6%	$192,936	34.6%

Same-Store Hospitality segment (1)
Revenue	$301,693		$291,756		$593,960		$556,867
Operating income	$77,955	25.8%	$76,149	26.1%	$146,354	24.6%	$129,648	23.3%
Depreciation & amortization	27,866		27,233		55,538		53,433
Preopening costs	—		553		55		2,047
Non-cash lease expense	1,169		1,247		2,337		2,495
Interest income on Gaylord National bonds	2,565		2,659		5,141		5,313

Adjusted EBITDAre	$109,555	36.3%	$107,841	37.0%	$209,425	35.3%	$192,936	34.6%

Entertainment segment
Revenue	$50,590		$42,178		$83,855		$65,437
Operating income	$14,639	28.9%	$8,638	20.5%	$18,375	21.9%	$9,920	15.2%
Depreciation & amortization	2,830		2,315		5,309		4,272
Preopening costs	62		972		1,471		1,625
Non-cash lease expense	80		43		135		39
Equity-based compensation	271		461		475		765
Pro rata adjusted EBITDAre from unconsolidated joint ventures	—		(670)		—		(1,689)

Adjusted EBITDAre	$17,882	35.3%	$11,759	27.9%	$25,765	30.7%	$14,932	22.8%

Corporate and Other segment
Operating loss	$(8,502)		$(8,088)		$(17,903)		$(16,925)
Depreciation & amortization	392		447		789		956
Gain (loss) on disposal of assets	(106)		185		(247)		353
Equity-based compensation	1,664		1,545		3,486		3,164

Adjusted EBITDAre	$(6,552)		$(5,911)		$(13,875)		$(12,452)

(1)	Same-Store Hospitality segment excludes Gaylord Rockies, which opened in December 2018.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2019	2018	2019	2018
Consolidated
Net income	$46,284	$55,546	$68,954	$82,885
Noncontrolling interest	3,099	—	9,837	—

Net income available to common shareholders	49,383	55,546	78,791	82,885
Depreciation & amortization	53,517	29,995	106,485	58,661
Adjustments for noncontrolling interest	(8,702)	—	(17,399)	—
Pro rata adjustments from joint ventures	—	(32)	—	355

FFO available to common shareholders	94,198	85,509	167,877	141,901

Right-of-use asset amortization	36	—	77	—
Non-cash lease expense	1,249	1,290	2,472	2,534
Pro rata adjustments from joint ventures	—	(2,786)	—	(2,729)
Loss on other assets	—	80	—	80
Write-off of deferred financing costs	—	1,956	—	1,956
Amortization of deferred financing costs	1,939	1,426	3,866	2,841
Adjustments for noncontrolling interest	(209)	—	(422)	—
Deferred tax expense	7,087	5,286	8,187	7,065

Adjusted FFO available to common shareholders	$104,300	$92,761	$182,057	$153,648

Capital expenditures (1)	(18,670)	(16,062)	(33,999)	(31,138)

Adjusted FFO available to common shareholders (ex. maintenance capex)	$85,630	$76,699	$148,058	$122,510

Basic net income per share	$0.96	$1.08	$1.53	$1.62
Fully diluted net income per share	$0.95	$1.08	$1.52	$1.61

FFO available to common shareholders per basic share	$1.83	$1.67	$3.27	$2.77
Adjusted FFO available to common shareholders per basic share	$2.03	$1.81	$3.54	$3.00

FFO available to common shareholders per diluted share	$1.82	$1.66	$3.24	$2.76
Adjusted FFO available to common shareholders per diluted share	$2.01	$1.80	$3.51	$2.99

(1)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2019		2018		2019		2018
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$357,129		$291,756		$694,639		$556,867
Operating Income	$79,179	22.2%	$76,149	26.1%	$138,808	20.0%	$129,648	23.3%
Depreciation & amortization	50,331		27,233		100,464		53,433
Preopening costs	(86)		553		639		2,047
Non-cash lease expense	1,169		1,247		2,337		2,495
Interest income on Gaylord National and Gaylord Rockies bonds	2,607		2,659		5,249		5,313

Adjusted EBITDAre	$133,200	37.3%	$107,841	37.0%	$247,497	35.6%	$192,936	34.6%

Occupancy	78.0%		79.0%		75.2%		76.4%
Average daily rate (ADR)	$201.58		$200.16		$201.34		$197.72
RevPAR	$157.29		$158.13		$151.33		$151.11
OtherPAR	$230.89		$220.81		$228.27		$215.86
Total RevPAR	$388.18		$378.94		$379.60		$366.97

Same-Store Hospitality segment (1)
Revenue	$301,693		$291,756		$593,960		$556,867
Operating Income	$77,955	25.8%	$76,149	26.1%	$146,354	24.6%	$129,648	23.3%
Depreciation & amortization	27,866		27,233		55,538		53,433
Preopening costs	—		553		55		2,047
Non-cash lease expense	1,169		1,247		2,337		2,495
Interest income on Gaylord National bonds	2,565		2,659		5,141		5,313

Adjusted EBITDAre	$109,555	36.3%	$107,841	37.0%	$209,425	35.3%	$192,936	34.6%

Occupancy	79.7%		79.0%		77.5%		76.4%
Average daily rate (ADR)	$201.24		$200.16		$201.43		$197.72
RevPAR	$160.39		$158.13		$156.02		$151.11
OtherPAR	$224.71		$220.81		$225.16		$215.86
Total RevPAR	$385.10		$378.94		$381.18		$366.97

Gaylord Opryland
Revenue	$98,987		$94,915		$187,945		$177,660
Operating Income	$31,112	31.4%	$28,930	30.5%	$52,858	28.1%	$48,725	27.4%
Depreciation & amortization	8,653		8,859		17,095		17,537
Preopening costs	—		9		55		88

Adjusted EBITDAre	$39,765	40.2%	$37,798	39.8%	$70,008	37.2%	$66,350	37.3%

Occupancy	81.3%		81.4%		77.7%		76.9%
Average daily rate (ADR)	$198.41		$193.54		$195.15		$192.07
RevPAR	$161.23		$157.55		$151.72		$147.62
OtherPAR	$215.42		$203.61		$207.83		$192.25
Total RevPAR	$376.65		$361.16		$359.55		$339.87

Gaylord Palms
Revenue	$47,357		$50,274		$107,273		$108,170
Operating Income	$8,380	17.7%	$10,376	20.6%	$25,980	24.2%	$26,624	24.6%
Depreciation & amortization	4,891		4,799		9,742		9,588
Non-cash lease expense	1,169		1,247		2,337		2,495

Adjusted EBITDAre	$14,440	30.5%	$16,422	32.7%	$38,059	35.5%	$38,707	35.8%

Occupancy	76.9%		80.8%		79.8%		81.5%
Average daily rate (ADR)	$197.56		$188.15		$205.72		$199.48
RevPAR	$151.91		$152.01		$164.18		$162.67
OtherPAR	$215.60		$238.15		$254.37		$259.38
Total RevPAR	$367.51		$390.16		$418.55		$422.05

Gaylord Texan
Revenue	$69,326		$58,611		$141,365		$116,968
Operating Income	$19,287	27.8%	$14,953	25.5%	$41,641	29.5%	$28,985	24.8%
Depreciation & amortization	6,745		6,001		13,389		11,168
Preopening costs	—		544		—		1,959

Adjusted EBITDAre	$26,032	37.6%	$21,498	36.7%	$55,030	38.9%	$42,112	36.0%

Occupancy	77.4%		73.0%		77.6%		74.6%
Average daily rate (ADR)	$189.46		$194.82		$193.84		$194.87
RevPAR	$146.62		$142.18		$150.48		$145.47
OtherPAR	$273.35		$244.49		$280.07		$261.28
Total RevPAR	$419.97		$386.67		$430.55		$406.75

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Jun. 30,				Six Months Ended Jun. 30,
	2019		2018		2019		2018
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord National
Revenue	$78,128		$79,687		$143,758		$140,443
Operating Income	$17,044	21.8%	$19,529	24.5%	$23,278	16.2%	$22,846	16.3%
Depreciation & amortization	6,901		6,884		13,884		13,756
Interest income on Gaylord National bonds	2,565		2,659		5,141		5,313

Adjusted EBITDAre	$26,510	33.9%	$29,072	36.5%	$42,303	29.4%	$41,915	29.8%

Occupancy	81.4%		78.6%		76.7%		74.7%
Average daily rate (ADR)	$223.66		$227.17		$221.19		$213.54
RevPAR	$181.95		$178.46		$169.61		$159.46
OtherPAR	$248.19		$260.26		$228.31		$229.28
Total RevPAR	$430.14		$438.72		$397.92		$388.74

Gaylord Rockies
Revenue	$55,436		$—		$100,679		$—
Operating Income (Loss) (2)	$1,224	2.2%	$—		$(7,546)	-7.5%	$—
Depreciation & amortization	22,465		—		44,926		—
Preopening costs	(86)		—		584		—
Interest income on Gaylord Rockies bonds	42		—		108		—

Adjusted EBITDAre (2)	$23,645	42.7%	$—		$38,072	37.8%	$—

Occupancy	68.4%		n/a		62.0%		n/a
Average daily rate (ADR)	$203.83		n/a		$200.71		n/a
RevPAR	$139.49		n/a		$124.39		n/a
OtherPAR	$266.37		n/a		$246.19		n/a
Total RevPAR	$405.86		n/a		$370.58		n/a

The AC Hotel at National Harbor
Revenue	$3,314		$3,511		$5,749		$5,882
Operating Income	$846	25.5%	$1,078	30.7%	$1,067	18.6%	$1,209	20.6%
Depreciation & amortization	334		328		669		655

Adjusted EBITDAre	$1,180	35.6%	$1,406	40.0%	$1,736	30.2%	$1,864	31.7%

Occupancy	78.9%		78.6%		69.0%		69.6%
Average daily rate (ADR)	$215.83		$227.80		$211.92		$211.90
RevPAR	$170.23		$179.03		$146.23		$147.57
OtherPAR	$19.44		$21.92		$19.20		$21.69
Total RevPAR	$189.67		$200.95		$165.43		$169.26

The Inn at Opryland (3)
Revenue	$4,581		$4,758		$7,870		$7,744
Operating Income	$1,286	28.1%	$1,283	27.0%	$1,530	19.4%	$1,259	16.3%
Depreciation & amortization	342		362		759		729

Adjusted EBITDAre	$1,628	35.5%	$1,645	34.6%	$2,289	29.1%	$1,988	25.7%

Occupancy	81.4%		83.9%		73.3%		73.7%
Average daily rate (ADR)	$154.95		$158.06		$148.65		$145.70
RevPAR	$126.17		$132.63		$108.90		$107.32
OtherPAR	$39.98		$39.82		$34.58		$33.84
Total RevPAR	$166.15		$172.45		$143.48		$141.16

(1)	Same-Store Hospitality segment excludes Gaylord Rockies
(2)	Operating income and Adjusted EBITDAre for Gaylord Rockies for the 2019 periods exclude asset management fees paid to RHP of $0.5 million and $1.0 million, respectively.
(3)	Includes other hospitality revenue and expense

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”)

and Adjusted Funds From Operations (“AFFO”) reconciliation:

	GUIDANCE RANGE FOR FULL YEAR 2019
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$130,700	$134,250
Provision (benefit) for income taxes	15,500	17,350
Interest expense	116,000	120,000
Depreciation and amortization	210,800	216,400

EBITDAre	473,000	488,000
Preopening expense	1,900	2,500
Non-cash lease expense	4,800	5,000
Equity based compensation	7,600	8,500
Pension settlement charge, Other	1,500	1,500
Interest income on bonds	10,200	10,500

Consolidated Adjusted EBITDAre	$499,000	$516,000

Adjusted EBITDAre of noncontrolling interest	(30,320)	(31,836)

Consolidated Adjusted EBITDAre,excluding noncontrolling interest	$468,680	$484,164

Same-Store Hospitality Segment
Operating Income	$270,600	$276,000
Depreciation and amortization	108,000	110,000
Non-cash lease expense	4,800	5,000
Preopening expense	—	—
Other gains and (losses), net	2,600	2,800
Interest income on bonds	10,000	10,200

Adjusted EBITDAre	$396,000	$404,000

Gaylord Rockies
Operating Loss	$ (10,400)	$ (8,500)
Depreciation and amortization	89,500	91,500
Preopening expense	700	700
Interest income on bonds	200	300

Adjusted EBITDAre	$80,000	$84,000

Entertainment Segment
Operating Income	$39,000	$41,200
Depreciation and amortization	11,000	12,000
Preopening expense	1,200	1,800
Equity based compensation	800	1,000
Pro Rata Adjusted EBITDAre from JVs	—	—

Adjusted EBITDAre	$52,000	$56,000

Corporate and Other Segment
Operating Loss	$ (38,100)	$ (37,400)
Depreciation and amortization	2,300	2,900
Equity based compensation	6,800	7,500
Pension settlement charge, Other	1,500	1,500
Other gains and (losses), net	(1,500)	(2,500)

Adjusted EBITDAre	$ (29,000)	$ (28,000)

Ryman Hospitality Properties, Inc.
Net income available to common shareholders	$140,000	$150,300
Depreciation & amortization	210,800	216,400
Noncontrolling interest FFO adjustments	(34,700)	(35,500)

Funds from Operations (FFO) available to common shareholders	316,100	331,200
Noncontrolling interest AFFO adjustments	(1,000)	(500)
Non-cash lease expense	4,800	5,000
Amortization of DFC	5,700	6,200
Write-Off of Deferred Financing Costs	800	1,100
Deferred tax expense (benefit)	15,800	16,300
Pension settlement charge	2,000	2,000

Adjusted FFO available to common shareholders	$344,200	$361,300